Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our Auditors’ report, dated May 16, 2019 accompanying the audited consolidated financial statements for the years ended December 31, 2018 and 2017 of Flexible Solutions International, Inc. We hereby consent to the incorporation by reference of such report in the Company’s registration statements on Form S-8 (File No’s.333- 139815 and 333-176556).

Vancouver, Canada	Chartered Professional Accountants
May 16, 2019